SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: __________

FTL VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7812 (Primary Standard Industrial Classification Code Number)	90-0771563 (I.R.S. Employer Identification Number)

Unit 2801, Bank of America Tower

12 Harcourt Road

Central, Hong Kong

(852) 2615-1107

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	6,250,000	$0.04	$250,000	$28.65

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated ___________, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

FTL VENTURES CORP.

Unit 2801, Bank of America Tower

12 Harcourt Road

Central, Hong Kong

(852) 2615-1107

6,250,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of FTL Ventures Corp. We are offering for sale a total of 6,250,000 shares of Common Stock at a fixed price of $0.04 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Edmund Kam Cheong Leong, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Leong will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Leong will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $250,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.04	Not Applicable	$0.00	$80,000	$205,000
Total	$0.04	Not Applicable	$0.00	$80,000	$205,000

FTL Ventures Corp. is a development stage company.  Our independent registered public accountant has issued an audit opinion for FTL Ventures Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

Our independent registered public accountant has issued an audit opinion for FTL Ventures Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF FTL VENTURES CORP.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is  _____________, 2012.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

FTL Ventures Corp. (the “Company”) was incorporated in the State of Nevada on October 7, 2011, and its headquarters are currently located in Central, Hong Kong, China.  To date, our business activities have been limited to organizational activities.  Our business plan is to become an independent film production company and to produce and distribute films, primarily but not limited to, action films.  An independent film is any film that has not been financed, produced or distributed by a major Hollywood studio, such as Warner Bros. Pictures, 20th Century Fox, etc.  The target market for our films will be young adult to mature male audiences, the fastest growing audience in China and also a powerful economic force.  We will seek to produce and distribute films primarily throughout Asia, with a focus on China, and then throughout the world.  Currently, we are a development stage company.

We intend to follow the paths of other independent film studio pioneers such as Lionsgate Entertainment Corp, Overture Films, Participant Media and Summit Entertainment into the main stream of independent film production. These producers are able to compete in the niche market of independent films due to their lower production costs, overhead and marketing budgets.  The Company believes that following the business models of these successful companies will help the Company become a successful independent film producer and distributor first in China and then around the world.

Our sole officer and director has only recently become interested in independent film production and distribution and does not have any professional training or expertise in developing, producing, or distributing films.  Nonetheless, Mr. Edmund Kam Cheong Leong has several years of management experience and intends to devote a significant amount of time and effort to the Company.  He will be in charge of handling all planning and development strategies, overseeing all filming, editing and distribution, and supervising any and all future personnel, including any actors, directors, editors, producers, distributors, marketers, or other contractors or employees that we will engage to pursue our plan of operations.

Although we were only recently incorporated and have not yet commenced business operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's unsteady financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to meet this demand.  Currently, there is no public trading market for our Common Stock and no such market may ever develop, which may limit the Company’s ability to raise funds through equity financings or to use its shares as consideration.  However, management believes that the Company will be able to meet all requirements to be quoted on the OTC Bulletin Board including being current in all required filings with the SEC following the declared effectiveness of this Offering.  Further, even though the Company’s Common Stock will likely be considered a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater opportunity to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated from our films and services. We will seek out such financings as necessary to allow the Company to continue to grow our business operations and to cover such costs, excluding professional fees, associated with being a reporting Company with the SEC.  We estimate such costs to be approximately $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to grow our Company.  We hope that we will be able to complete this Offering within the coming months. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering.  If we raise $45,000 or less from this Offering, we will have to seek out additional capital from alternate sources to repay our investors and execute our business plan.  If we receive nominal proceeds from this Offering, we will need a minimum of $50,000 from additional financing sources to commence our business operations. This amount will allow us to repay our initial loans to cover our offering expenses, develop and launch our website and enter into the development and finance stage of production of a film. We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us. Failure to raise additional financing will cause us to go out of business.

As we are a start-up company, it is unclear how much revenue our operations will generate, if any; however, it is our hope that our revenues will exceed our costs.  Our potential to generate revenue will be affected by the quality of the screenplays that we receive from independent writers, our marketing and advertising strategies, the talent, contractors and employees we will retain to produce films, and several other factors. These factors are directly related to the amount of proceeds we receive from this Offering, as the greater amount of proceeds we receive, the greater amount of capital we can use towards our business operations (see “Use of Proceeds” chart).

Neither the Company, Mr. Leong, nor any other affiliated nor unaffiliated entity of the Company or Company promoters has any plans to use the Company as a vehicle for a private company to become a reporting company once FTL Ventures Corp. becomes a reporting company. Additionally, we do not believe that the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended, because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

For a further discussion of our initial operations, plan of operations and marketing strategy see the below section entitled “Description of Business”.

SUMMARY OF THIS OFFERING

The Issuer	FTL Ventures Corp.

Securities being offered	Up to 6,250,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.04

No Revocation

You have a two day cancellation right to cancel your subscription.  You can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 6,500,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Secretary, Edmund Kam Cheong Leong.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 6,250,000 shares of Common Stock, $0.001 par value at an offering price of $0.04 per Share for net proceeds to the Company at $250,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to repay our initial investors back for all expenses incurred relating to this Offering, and then implement our business plan. If we sell 18% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to repay our investors and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds to pay administrative and professional expenses and to implement our business development and growth strategies.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan. If we are able to sell only 18% or less of the offered shares, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with a limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful production of an independent film project, which is subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At January 31, 2012 we had cash on hand of $0 and accumulated a deficit of $42,600. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  Additionally, if we seek additional financing from foreign investors to help produce films in China, we will be required to form a Sino-foreign cooperative joint venture with that investor and obtain a License for Sino-foreign Cooperation in Film Production, which may delay our operations and increase our costs.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Edmund Kam Cheong Leong, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Leong are inconsistent with the best interests of other stockholders.

Mr. Leong, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 50.98% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Leong will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Leong may still differ from the interests of the other stockholders.

There is a substantial doubt about our ability to continue as a going concern.

At January 31, 2012, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $42,600 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our future films and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of the effectiveness of our Registration Statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our Registration Statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He will be in charge of handling all planning and development strategies, overseeing all filming, editing and distribution, and supervising any and all future personnel, including any actors, directors, editors, producers, distributors, marketers, or other contractors or employees that we will engage to pursue our plan of operations.  The loss of him, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Leong and our ability to attract and motivate other key personnel.

Presently, the Company’s sole officer and director has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole officer and director, Mr. Leong has other outside business activities, but he is committed to devote approximately 20 to 30 hours per week to our operations.  Mr. Leong’s outside business activities include his work for Fortune Capital Management Ltd., to which he dedicates approximately 20 hours per week (for more information regarding Mr. Leong’s activities with Fortune Capital Management, Ltd., please refer to the section entitled “Directors, Executive Officers, Promoters and Control Persons”).  Our operations may be sporadic and occur at times when Mr. Leong is unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Our sole officer and director has no professional training or technical experience in the production or distribution of independent films or in the film industry, which may cause the Company to be uncompetitive or fail.

Our sole officer and director, Mr. Leong, has no professional training or technical experience in the production or distribution of independent films or in the film industry in general.  Our ability to operate successfully will depend on our ability to attract and retain talented writers, producers and directors with appropriate professional education, credentials or experience in the film industry.  Our ability to find and retain talent within the industry on our terms and budget may be very limited.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our sole officer and director, Mr. Leong, has no experience managing a public company which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws.  Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or our management.

We will conduct substantially all of our operations in China and substantially all of our assets will be located in China. In addition, our sole officer and director resides in China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our sole officer and director, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of legal judgments which may affect your ability to enforce foreign judgments against the Company or our management.

If we are unable to retain consultants or other similarly qualified individuals to assist us in producing films, we may not be able to carry out our business operations.

We will depend upon service providers, particularly actors, editors, writers, producers and camera crews to help us produce films.  Our success will depend on our ability to attract and retain such personnel.  To date, we have not entered into any employment or consultant agreements with any such individuals.  If we are able to retain such personnel, the loss of their services would adversely affect our business and our ability to conduct our operations or develop new film projects.  If we cannot attract and retain the necessary individuals our operating results will suffer.

If we are unable to develop commercially viable screenplays, our business may fail.

Our success will depend upon our ability to develop screenplays that can be produced into commercially viable films. We intend to rely upon our marketing strategy and the efforts of our sole officer and director to find high quality screenplays that are ready for development and production.  Our sole officer and director has no experience with identifying commercially viable screenplays, and there can be no assurance that we will be able to acquire such a screenplay.  Furthermore, we have not yet created a website to receive screenplays and there can be no assurance that we will receive any submissions through our future website or that if we do receive submissions, that the story or concept of the submissions will be of high quality, attractive to our target audience or can be developed into a screenplay suitable for production into a film.  If we are unable to develop commercially viable screenplays, then our business will fail and you could lose your entire investment.

We have not developed any screenplays or produced any films and there is no assurance that we will ever develop a screenplay or produce a film. Even if we develop a screenplay and produce a film, there is no assurance we will ever make a profit.

We are a start-up business and currently have no screenplays or films that we have developed or that are ready for production.  We cannot guarantee that we will ever produce a film.  If we are able to produce a film, there is no guarantee that the film will generate revenues.  If we cannot produce a film or produce a profitable film, our business will fail and we will have to cease operations.

Early failures in the production of films would impair our ability to attract additional capital.

Our business model contemplates generating revenue from our first film production to finance additional productions.  In the event that our first film production is not profitable, we will need to raise additional capital from outside investment to produce additional films. There are no guarantees that we will be able to raise such capital, or if we are able to do so, that it will be on favorable terms.  Furthermore, early failures are likely to make such additional financing more difficult to obtain which will also hinder our ability to produce successful films.

If the Company does not complete a film on schedule or within budget, its ability to generate revenues may be diminished or delayed.

The Company’s success depends upon its ability to complete films on a short schedule and within a small budget. The Company’s ability to adhere to these schedules and budgets will depend upon many factors that are not necessarily within the control of the Company, including but not limited to: (i) whether the Company can attract suitable production and creative staff within its budget; (ii) the availability of principal cast members; (iii) the continued availability of selected directors, producers, and other key personnel; (iv) delays caused by unpredictable weather or circumstances; (v) the availability and affordability of desirable filming locations; and (vi) the Company’s ability to secure appropriate facilities for post-production work in a timely fashion.

Therefore, the Company cannot be certain that production of any of its future films will occur on schedule or within budget. If the Company is forced to exceed its production budgets due to unforeseen problems, it may be required to raise additional capital in the form of short-term debt or equity. There is no assurance that the Company will be able to secure additional debt or equity, or on acceptable terms. Additionally, if the Company does not complete its future films on schedule, distribution will be delayed which will delay the Company’s ability to generate revenues and may reduce the ultimate financial return to investors.

There are inherent risks in film production, which could lead to cost overruns and create substantial risk that we will lack sufficient funding to fully produce a film.

The production of films involves a substantial degree of risk. Production costs are often miscalculated and may be higher than anticipated due to reasons or factors beyond the control of the Company (such as delays caused by labor disputes, illness, accidents, strikes, faulty equipment, death or disability of key personnel, destruction or damage to the film itself, or bad weather). The Company may require funds in excess of a film’s anticipated budget in order to complete the production. The Company will seek to obtain favorable production contract terms and conditions to protect the Company against some of these risks.  However, investors will bear substantial risk that certain events, as described above, will occur and we may not have sufficient funding to complete production.

There is no assurance that any of our future films will ever be distributed.  Even if our future films are distributed, there is no assurance that they will be economically successful, which could lead to the loss of investors’ entire investment in the Company.

If we are able to complete a film, there is no assurance that the Company will be successful in distributing it.  Furthermore, even if a film is distributed, there is no assurance that the film will be an economic success, even if it is successful critically or artistically.  The Company hopes to enter into favorable distribution agreements with exhibitors that will allow the Company significant flexibility in determining how a film will be exhibited.  However, there can be no assurance that we will be able to negotiate favorable agreements and, as a result, we cannot provide assurance that any such agreements that we will enter into will not limit a film’s run, restrict the territories in which the film is exhibited, or otherwise fail to actively promote the film.  Any such events could have a material adverse effect on the economic success of a film and the revenues received by the Company.

There are economic risks associated with film distribution. Even if the Company is able to secure distribution agreements for the exhibition of its future films, there is no assurance that the film’s revenues will exceed its production costs. If that is the case, investors could lose all of, or at least a substantial portion of, their investment.

 The success of a film will depend on a number of factors over which the Company will have little or no control including public taste, which is unpredictable and susceptible to change, competition for theaters, competition with other films, advertising costs, uncertainty with respect to release dates, and the failure of other parties to fulfill their contractual obligations and other contingencies.  There can be no assurance that any of our future films will succeed on an economic level.  If the total production costs exceed the total profits the Company receives from distributing its future films, the Company may not be able to continue its operations.  In the event that our future films are distributed in foreign countries, some or all of the revenues derived from such distribution may be subject to currency controls and other restrictions which could further reduce our profits.

Our business will depend upon our relationships with theater circuits.

Under Chinese regulations, we will be required to distribute films through theater circuits, which negotiate the terms of arrangements for the exhibition of films and provide film prints to movie theater operators. As a result, our film distribution business will depend on developing and maintaining relationships with those theater circuits. There can be no assurance that we will be able to develop or maintain these relationships and that theater circuits will continue to enter into arrangements with us on favorable terms or at all. In addition, any deterioration in our relationships with those theater circuits could require us to enter into arrangements with alternative theater circuits. If alternative theater circuits are not able to provide us with comparable services at favorable terms or at all, our business and results of operations could be materially and adversely affected.

The Company’s operations will greatly depend on the activities of significant exhibitors and other distribution channels.

The Company’s ability to successfully exploit its future films will depend on the contractual arrangements and other relationships it has with motion picture exhibitors, theater circuits, home entertainment retailers, rental outlets, and broadcasters or other distribution media. For many of the distribution platforms through which a motion picture distributor releases motion pictures, certain key exhibitor chains and operators in a territory exercise significant control over access to the relevant distribution media. Additionally, as a result of changes in the theatrical exhibition industry, including reorganizations and consolidations, the number of available screens may decrease, thus reducing the number of motion pictures that may be distributed in the market at any one time. If the number of screens decreases, theatrical box office receipts may also decrease. Similarly, the ability to secure “shelf space” and other premium distribution opportunities with major retailers or video outlets will directly affect our ability to drive higher sales or rental revenues. Accordingly, any future failure by the Company to develop or maintain relationships with important market participants in its distribution channels could have a material adverse effect on the Company’s business.

We will face risks relating to the international distribution of our films and related products.

Initially, we intend to produce and distribute our films within Asia, and in particular, China. However, if and when the Company expands its operations, we intend to distribute our films internationally.  As a result, our business will be subject to risks inherent in international trade, many of which are beyond are control.  These risks include:

•

Fluctuating foreign exchange rates;

•

Laws and policies affecting trade, investment, and taxes, including laws and policies relating to the repatriation of funds and withholding taxes and changes in these laws;

•

Differing cultural tastes and attitudes, including varied censorship laws;

•

Differing degrees of protection for intellectual property;

•

Financial instability and increased market concentration of buyers in foreign markets;

•

The instability of foreign economies and governments; and

•

War and acts of terrorism.

Events or developments related to these and other risks associated with international trade could adversely affect our revenues from foreign sources, which could have a material adverse effect on our business, financial condition and results of operations.

Our future films may not be accepted by our target market and our business may fail as a direct result of such lack of market acceptance.

The ultimate profitability of any film depends upon its popularity in relation to the cost of its production and distribution. We intend to produce action films and our target market will be young adult to mature male audiences in China. The audience appeal of a given film depends upon, among other things, unpredictable critical reviews and changing public tastes and such appeal cannot be anticipated with certainty. If certain segments of the viewing public do not like, are not willing to pay for, or do not otherwise approve of our future films, our business may fail.

Industry changes may have a negative impact on our operations.

The entertainment business, in general and the motion picture business in particular, are undergoing significant changes, primarily due to technological developments. These developments have resulted in the availability of alternative forms of leisure time entertainment, including expanded pay and basic cable television, syndicated television, digital video disks (DVD’s), video on demand, and online streaming of videos. During the last several years, revenues from licensing of films to network television have decreased (and fewer films are now being licensed for any price to network television), while revenues from pay television, DVDs and the Internet have increased relative to network television. The level of theatrical success remains a critical factor in generating revenues in these ancillary markets. It is impossible to accurately predict the effect that these and other new technological developments may have on the Company.  These uncertainties may have a negative impact on our operations and could result in the complete failure of our business.

Some of the Company’s future competitors are able to devote greater financial resources to the production and distribution of films. Consequently, the Company may be unable to achieve its projected financial results.

The Company, if successful in implementing its business plan, will compete with major film studios, large diversified entertainment companies, independent film studios, distribution companies and other companies in the film and entertainment industries. Many of our future competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources, name recognition, marketing opportunities and longer operating histories than our company.  Many of these companies also have a variety of operations in addition to the production of motion pictures, including television network libraries and cable channels that can provide a means of distributing their products and providing a stable source of revenues to offset fluctuations in the financial performance of their motion picture operations.

In order for the Company to compete effectively, the Company plans to diversify its operations by both producing and distributing films, when possible, which will allow for two streams of revenue for the Company.  Motion picture acquisition, production and distribution are highly competitive businesses, and the Company cannot assure investors that it will compete effectively in these businesses.  If the Company is unable to compete effectively in the motion picture acquisition, production and distribution industry in general, it will have an adverse effect on its business as a whole.

We will face substantial competition in all aspects of our business in China.

The Chinese film industry is fragmented and highly competitive. Our future competitors will include not only privately owned companies, but also state-owned enterprises, which have historically dominated and have in recent years continued to play a prominent role in the Chinese film industry. Moreover, two state-owned film distributors have the exclusive right to distribute the limited number of foreign films, mainly Hollywood blockbusters, that may be exhibited in China on a box office sharing basis.

The number of films distributed by competitors, particularly films from major Chinese and foreign film studios, may create an oversupply of films in the market and make it more difficult for our future films to succeed or to be successfully exhibited in movie theaters at desirable times and locations. In addition, the supply of films may further increase if the current restrictions limiting the number of foreign films that may be imported into China are eased or eliminated. Oversupply may become most pronounced during peak release times, such as holidays and the summer release season, when theater attendance is traditionally highest. Although we will seek to release our future films during peak release times, we may not be able to release films during those times and, therefore, may potentially receive lower gross box-office receipts. In addition, a significant number of movie theaters in China typically are committed at any one time to only 10 to 15 films distributed nationally, including U.S. and other foreign-produced films.  As a result, we must identify and compete for the distribution of our most promising films. If competitors increase the number of films available for distribution while the number of films that movie theaters are committed to at any one time remains unchanged, it could be more difficult for us to release our future films during optimal release periods or to obtain the most desirable screen allocations and times, which could adversely impact a film's financial performance.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our future films.

Since substantially all of our business operations will be conducted in China, our business, financial condition, results of operations and prospects will be significantly affected by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•

the degree of government involvement;

•

the level of development;

•

the growth rate;

•

the control of foreign exchange;

•

access to financing; and

•

the allocation of resources.

While the Chinese economy has grown significantly in the past 30 years, the growth has been uneven, both geographically and within various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but also have a negative effect on our operations. For example, our results of operations and financial condition may be materially and adversely affected by government control over capital investments or changes in tax regulations that may be applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the Chinese government has in recent years implemented measures emphasizing reliance on market forces, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China are still owned by the Chinese government. The government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. From late 2003 to the middle of 2008, the Chinese government implemented a number of measures, such as increasing the statutory deposit reserve ratio and imposing commercial bank lending guidelines, that had the effect of slowing the growth of credit. In response to the recent global and Chinese economic downturn, the government promulgated several measures aimed at expanding credit and stimulating economic growth. Beginning in September 2008, China decreased the statutory deposit reserve ratio and lowered benchmark interest rates several times in response to the global downturn. From January 2010 until the end of November 2011, the government increased the statutory reserve ratio again in response to rapid domestic growth, but the government has once again relaxed the statutory deposit reserve ratio as of December 2011 to help stimulate the Chinese economy. It is unclear whether Chinese economic policies will be effective in sustaining stable economic growth in the future. In addition, other economic measures, as well as future actions and policies of the Chinese government, could also materially affect our liquidity and access to capital and our ability to operate our business.

Fluctuations in the value of the Hong Kong Dollar or Renminbi may have a material adverse effect on your investment.

The value of the Hong Kong dollar, the currency of Hong Kong, or the Renminbi, the official currency of China, against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Although the exchange rate between the Hong Kong dollar and the U.S. dollar has been effectively pegged, there can be no assurance that the Hong Kong dollar will remain pegged to the U.S. dollar, especially in light of the significant international pressure on the Chinese government to permit the free floatation of the Hong Kong dollar or the Renminbi, which could result in an appreciation of the Hong Kong dollar or the Renminbi against the U.S. dollar.  Any significant revaluation of the Hong Kong dollar or Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars.

Uncertainties with respect to the Chinese legal system could limit the protections available to you and us.

The Chinese legal system is a civil law system based on written statutes. Unlike in the common law system, prior court decisions may be cited for reference but have limited precedential value.  Since the Chinese legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we have in China than in more developed legal systems. These uncertainties may impede our ability to enforce contracts that we will enter into with other companies, exhibitors and more. In addition, such uncertainties, including the inability to enforce contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Moreover, we cannot predict the effect of future developments in the Chinese legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you.

Others may assert intellectual property infringement claims against us.

One of the risks of the film industry is the possibility that others may claim that the screenplays we ultimately develop into films may misappropriate or infringe the intellectual property rights of third parties with respect to their previously developed films, stories, characters, other entertainment or intellectual property.  In the future we are likely to receive claims of infringement or misappropriation of other parties' proprietary rights. Any such assertions or claims may materially affect our business, financial condition or results of operations in an adverse manner. Irrespective of the validity or the successful assertion of such claims, we could incur significant costs and diversion of resources defending against them, which could also have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license or permit covering the disputed intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

Motion picture piracy may adversely affect the Company’s ability to maximize its revenues.

Motion picture piracy is extensive in many parts of the world, particularly in Asia, including Korea, China and Taiwan. The Motion Picture Export Association, the American Motion Picture Marketing Association and the American Motion Picture Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes on motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the U.S. government has publicly considered implementing trade sanctions against specific countries which, in the opinion of the U.S. government, do not prevent copyright infringement of U.S. produced motion pictures. There can be no assurance, however, that voluntary industry embargoes or U.S. government trade sanctions will be enacted to prevent piracy.  If not enacted or if other measures are not taken, the motion picture industry (including the Company) may continue to lose an indeterminate amount of revenue as a result of motion picture piracy.  Even if enacted, however, such actions could impact the amount of revenue that the Company realizes from the international exploitation of motion pictures depending upon the countries subject to such action and the duration of such action.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

competition;

•

additions or departures of key personnel or talent involved in the production of films;

•

our marketing efforts;

•

high production costs;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending October 31, 2012, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2012. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 500,000,000 shares of Common Stock, $0.001 par value per share of which 6,500,000 are currently issued and outstanding.  Further, we are authorized to issue up to 50,000,000 shares of Preferred Stock, $0.001 par value per share of which none are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of Common Stock, and to determine the rights, preferences and privileges of our preferred stock, without consent of any of our stockholders. We may issue either common or preferred stock in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $250,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
1,250,000 shares (20%)	$50,000			$5,000
		SEC Filings	$1,000		Website Development	$500
		Transfer Agent	$1,000		Production	$4,500
		Misc. Expenses	$3,000		Marketing	$0
		Legal & Accounting	$40,000		Distribution	$0
					Working Capital	$0
		TOTAL	$45,000		TOTAL	$5,000
3,125,000 shares (50%)	$125,000			$80,000
		SEC Filings	$1,000		Website Development	$5,000
		Transfer Agent	$1,000		Production	$45,000
		Misc. Expenses	$3,000		Marketing	$10,000
		Legal & Accounting	$40,000		Distribution	$7,500
					Working Capital	$12,500
		TOTAL	$45,000		TOTAL	$80,000
4,687,500 shares (75%)	$187,500			$142,500
		SEC Filings	$1,000		Website Development	$7,500
		Transfer Agent	$1,000		Production	$70,000
		Misc. Expenses	$3,000		Marketing	$25,000
		Legal & Accounting	$40,000		Distribution	$17,500
					Working Capital	$22,500
		TOTAL	$45,000		TOTAL	$142,500
6,250,000 shares (100%)	$250,000			$205,000
		SEC Filings	$1,000		Website Development	$10,000
		Transfer Agent	$1,000		Production	$100,000
		Misc. Expenses	$3,000		Marketing	$35,000
		Legal & Accounting	$40,000		Distribution	$25,000
					Working Capital	$35,000
		TOTAL	$45,000		TOTAL	$205,000

 (1) Offering expenses have been rounded to $45,000 and have been partially paid out of our initial financing.

(2)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $205,000, after offering expenses have been paid. We intend to allocate $10,000 to the development of our website, $100,000 to the production of our first film project, $35,000 to hire a marketing firm, and $25,000 to distribute our first film project.  Only $35,000 of our net proceeds will be used as working capital, for administrative and professional fees.

If 75% of the offered shares are sold we will receive $142,500, after offering expenses have been paid. We intend to allocate $7,500 to the development of our website, $70,000 to the production of our first film project, $25,000 to hire a marketing firm, and $17,500 to distribute our first film project.  In this instance, we will try to limit the production stage of our first film project to approximately nine months.  Only $22,500 of our net proceeds will be used as working capital, for administrative and professional fees.

If 50% of the offered shares are sold we will receive $80,000, after offering expenses have been paid.  In this instance we will allocate $5,000 to the development of our website, $45,000 to the production of our first film project, $10,000 to hire a marketing firm, and $7,500 to distribute our first film project.  In order to keep within this budget, we will seek to shorten the time it takes us to complete all phases of production to six months and will focus on distributing our film initially only to movie theaters.  Only $12,500 of our net proceeds will be allocated towards working capital, for administrative and professional fees.

If 20% of the offered shares are sold we will receive $5,000, after offering expenses have been paid.  In this instance we will allocate $500 towards the development of our website and $4,500 to the production of our first film project, which may not be enough produce an entire film.  To keep costs down, we will hire the best available talent that fits within our budget and attempt to complete all phases of production within two to three months.  If we are only able to sell 20% of the offered shares but are able to complete a film, we will attempt to sell our film to a distribution company to distribute the film shortly after production has been completed.  In this instance, we will have to seek out additional capital from alternate sources to execute our plan of operations.  If such funds are not available our business will likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Leong for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 6,500,000 shares of Common Stock issued and outstanding. The Company is registering an additional 6,250,000 shares of its Common Stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Edmund Kam Cheong Leong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Leong is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Leong will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Leong is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Leong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Leong has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.

receive, review and execute and deliver a Subscription Agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 6,250,000 shares of our Common Stock at a price of $0.04 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 6,250,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	6,500,000	50.98%	$6,500(1)	2.53%	$0.001
Purchasers of Shares	6,250,000	49.02%	$250,000	97.47%	$0.04
Total	12,750,000	100%	$256,500	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 6,500,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Edmund Kam Cheong Leong, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of January 31, 2012. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.04 per share	$0.04 per share	$0.04 per share
Net tangible book value at 1/31/2012	$(0.01) per share	$(0.01) per share	$(0.01) per share
Net tangible book value after giving effect to the Offering	$0.01 per share	$0.01 per share	$0.00 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.03 per share	$0.03 per share	$0.01 per share
Percent Dilution to New Investors	75%	75%	100%

If 100% of the offered shares are sold we will receive the maximum proceeds of $205,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $142,500 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $80,000 after offering expenses have been deducted. If we sell 18% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at Unit 2801, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 50,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FTL VENTURES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

The Company was incorporated in the State of Nevada on October 7, 2011, and its headquarters are currently located in Central, Hong Kong, China.  To date, our business activities have been limited to organizational activities.  Our business plan is to become an independent film production company and to produce and distribute films, primarily but not limited to, action films. An independent film is any film that has not been financed, produced or distributed by a major Hollywood studio, such as Warner Bros. Pictures, 20th Century Fox, etc.  The target market for our films will be young adult to mature male audiences, the fastest growing audience in.  We will seek to produce and distribute films primarily throughout Asia, with a focus on China, and then throughout the world.  Currently, we are a development stage company.

We intend to follow the paths of other independent film studio pioneers such as Lionsgate Entertainment Corp, Overture Films, Participant Media and Summit Entertainment into the main stream of independent film production. These producers are able to compete in the niche market of independent films due to their lower production costs, overhead and marketing budgets.  The Company believes that following the business models of these successful companies will help the Company become a successful independent film producer and distributor first in China and then around the world.

Plan of Operations

The film industry consists of two principal activities: (i) production, which involves the development, financing and actual production of motion pictures; and (ii) distribution, which involves the promotion and sale of completed motion pictures in a variety of media. The Company intends to engage in both production and distribution of independent films and is currently in the development stage of its operations.

The Company’s immediate business plan is to create a website through which screenwriters can submit independent film ideas, screenplays or films to the Company.  Our intended website will provide a description of the Company and the types of projects that we are seeking, and will provide the Company’s contact information including an e-mail address through which writers may submit screenplays and films to the Company.  Initially, the website will be very basic and utilized for the primary purpose of promoting the Company and receiving screenplays from writers.  Subsequently, if the Company is able to successfully complete a film project, it will distribute the film through its future website as well as through various other media forms.  The Company anticipates devoting approximately $500 - $10,000 of the funds raised from this Offering, if any, to develop its website.   As of the date of this filing, we have not created or developed a website.

The Company will then review ideas, screenplays and films submitted and will select those that the Company would like to further develop.  We anticipate that we will primarily receive ideas, screenplays or films from screenwriters within Asia, but we will accept this material from writers around the world.  Project emphasis will be on stories and screenplays that the Company believes capitalize on trends within the mainstream popular culture of Asia and that will also appeal to large audiences throughout the rest of the world, such as martial arts films.  At this early stage, writers who make submissions to the Company will not receive any compensation in exchange for their submissions.  Over time, if the Company is able to gain name recognition and has the funding to do so, we may begin to compensate writers for their submissions.

If we are able to attract any screenplays and if any of those screenplays are selected for further development, depending on the availability of financing, the Company will take one of the following steps: (i) if the Company does not have the funds or resources to produce the film or feels film would not represent the image or best interests of the Company, it will attempt to sell or license it to a studio, larger production company and/or distributor to produce and/or distribute the film (with potential for the Company to earn fees and profits depending on our level of involvement); (ii) develop, produce and distribute the film entirely on our own; or (iii) act solely as the producer of the film and sell the distribution rights to the film to a distributor.  The Company will continually go through this process and will develop the most promising concepts.  Initially, our sole officer and director will review submissions made to the Company and determine which course to pursue for the screenplay or film ideas.  We will later engage the assistance of writers, producers or others within the industry to handle these responsibilities, if funding permits.  As of the date of this filing, the Company has not received any ideas, screenplays or films from independent writers nor has the Company commenced the project selection process.

Eventually, to help insure that the Company has a steady supply of quality independent screenplays and films to select from, the Company may retain writers, directors and producers to develop film projects or retain third parties to fulfill these roles exclusively for the Company, if funding permits. The intended result is that the Company will have a continuous supply of screenplays and films to review, develop and eventually produce and distribute. We believe that this active business plan will optimize the Company’s opportunity to produce high quality independent films and will give the Company a competitive edge in the industry.  The Company intends to focus on the development, production and distribution of one film project at a time, while at the same time continuously accepting submissions from independent writers.

It is management’s belief that successful film selection in the independent film industry depends upon the quality and marketability of the film.  Thus, we will select for production those screenplays and films that we feel are of the highest quality and that meet our project emphasis on popular culture in Asia, particularly action films, and we will seek to attract reputable talent to help direct, produce and star in our films.  We will seek to attract such persons through our marketing efforts (see the section below entitled “Marketing Strategy”).  It is our hope that the screenplays and films submitted to us through our future website will be strong enough to start on pre-production work immediately. However, we anticipate that we will receive screenplays or films that will need to be finalized or rewritten before pre-production can begin.  .

For the screenplays and films that the Company wishes to produce, we will work with screenwriters to finalize the scripts and screenplays, determine project budgets, identify the methods and sources for financing, package the projects by assembling the talent, including actors, directors, editors and various production subcontractors, and oversee the day-to-day filming and editing of the projects. Depending on the size of the project and the availability of funding, we may handle the foregoing activities internally or engage third parties to assist us.  Once a film is produced, we will identify and negotiate with potential distributors to whom we will sell the distribution rights to the project or we will distribute the films ourselves in order to keep a larger percentage of the monies earned by the film.  We anticipate receiving revenues from the distribution of our future films which, in turn, will finance the production of additional films.

Production

Production of a film traditionally takes place in four stages: (1) development and finance; (2) pre-production; (3) principal photography; and (4) post-production.

The first stage of production is the development and finance of the project which could take anywhere from a few months to a few years to complete.  During this stage, the Company will entertain ideas, screenplays and films submitted through its future website that are based on popular culture in Asia, particularly martial arts, and any other topic or idea that the Company believes could be commercially viable and entertaining to the public in Asia and abroad.  The Company will then select the ideas, screenplays or films it wishes to develop.  If these ideas, screenplays or films are not in an acceptable script form or needs further development work, the Company may engage a writer, either internally or externally, to draft a screenplay of sufficient detail that will be presentable to producers, directors, actors and financiers who may be interested in participating in the picture.  From this point and depending on the resources and financing available to the Company, the project will either be taken on by the Company to produce or packaged to license or sell to another film producer or distributor for cash, royalties or both depending on the terms agreed to by the parties.  If the Company decides to produce the film itself, it will need to acquire the motion picture rights to the literary property from the author or an option to such rights, for a price to be negotiated by the parties.  As of the date of this filing, the Company has not received any ideas, screenplays or films from independent writers nor has the Company commenced the project selection process.

The Company will then be required to secure financing for the production of the film. Under Chinese law, foreign investments in movie production projects are restricted, and such investments may only take the form of Sino-foreign cooperative joint ventures with foreign investors.  Accordingly, the Company will initially seek to secure financing from within China.  If the Company seeks financing from foreign investors, we will do so through a Sino-foreign cooperative joint venture and accordingly, obtain a License for Sino-foreign Cooperation in Film Production.  Typical sources of financing include major film studios, private investors, publicly or privately raised pools of film investment capital, the sale of company equity, government grants from local or national governments and pre-sales of distribution rights.  Pre-sales  of distribution rights is when a film producer receives advance payment for licensing the right to exhibit a film in one or more types of media forms, in one or more territories or areas, prior to the release of the picture.  The various types of media to which film rights may be pre-sold include movie theater exhibition, pay television exhibition, foreign television exhibition, non-theatrical exhibition (e.g., exhibition in airlines, armed forces bases and education institutions), and home use exhibition, such as DVDs and Blu-ray discs.

Traditionally, most feature length motion pictures have been financed by the major motion picture distribution companies which advance the entire cost of production of a picture and which recoup that cost, if at all, from the revenues generated by distribution of the picture in all media. Although this traditional method of obtaining financing continues to exist, the foregoing alternatives are becoming increasingly popular for smaller production companies in obtaining financing.  The Company initially intends to obtain financing from this Offering to help produce our first film and will seek additional funding, as needed, from private investors, government grants, film studios, and our friends, families, and acquaintances.  As of the date of this filing, the Company has not obtained any financing for the production of films and has received no firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our films.  Initially, our sole officer and director will be responsible for obtaining financing for the Company.  In order to keep costs low, we plan to spend a total of three months on reviewing screenplays and films, selecting a project and obtaining financing for the production of our first film.

During the pre-production stage, the Company will be responsible for hiring key talent (including the principal cast, director(s), producer(s) and editor(s)), determining the filming locations and schedules, finalizing the screenplay, creating the project budget, and working out the final logistics prior to the commencement of the principal photography. In order to streamline the pre-production stage, we intend to form a relationship with China Film Co-Production Corporation (the “CFCC”) which administers assistance to producers in obtaining licenses, navigating regulatory issues, sourcing equipment and labor, and many other important matters relating to the pre-production of a film.  As of the date of this filing, the Company has not commenced any pre-production activities or entered into an agreement or arrangement with the CFCC to provide the Company with the aforementioned services. Pre-production generally takes a few months to complete; we plan to spend a total of two months on pre-production activities for our first film.

Principal photography is the process of filming a motion picture and it is the most costly stage of the production of a film.  This stage may take up to a year to complete for some projects.  Several factors could cause serious delays in the scheduled completion of principal photography and could substantially increase the costs of a film project.  Such factors include unfavorable weather conditions, problems with the performance, attendance or health of important cast or crew members, lack of financing, disputes with local authorities or labor unions, and conflicting artistic preferences between writers, producers and directors.  Film budgets typically include a reserve for these kinds of events, however, the reserve may be insufficient to cover additional costs of re-filming or editing.  Production is complete when principal photography ends.  We plan to limit the principal photography stage to a total of four months in order to control our costs.

During the post-production stage, the film is edited, and sound, music, and special effects are added and synchronized with the film, and the film is brought to completion.  The editing phase may require changes to the story line, further filming, and/or additional financing, any of which could cause delays in the completion of the film.  Once the editing process is complete, the director will typically provide input on any changes made to the film and a final version of the film is produced.  Films reaching this stage are generally completed and ready for distribution.  The post-production stage may take up to several months to complete, however, we plan to spend a total of three months in the post-production stage.

The Company anticipates devoting approximately $4,500 - $100,000 of the funds raised from this Offering, if any, to complete the four phases of production in producing its first film project.  As of the date of this filing, the Company has not commenced any of the four phases of production on any film project.

STAGES OF PRODUCTION
	Development & Financing	Pre-Production	Principal Photography	Post-Production
Anticipated Timeframe	• The Company intends to spend approximately three months in the development and financing stage for its first film	• The Company intends to spend approximately two months in the pre-production stage for its first film	• The Company intends to spend approximately four months in the principal photography stage for its first film	• The Company intends to spend approximately three months in the post-production stage for its first film
Principal Activities

• Review ideas, screenplays and films from independent writers

• Select project and acquire

rights to screenplay or options to rights from writer

• Obtain financing

• Seek tentative commitments from key talent (actors, directors and producers)

• Hire key talent for film (cast, directors, producers and editors)

• Complete budget and filming schedule

• Secure film location and studio facilities

• Finalize screenplay, if needed

• Collaborate with CFCC to obtain necessary licenses and to address other regulatory matters

			• Film the movie	• Edit film • Music, dialog and special effects added and synchronized with film • Complete final cut of film
Costs	• Dependent on several factors including the costs to acquire literary rights or options to rights, the type of film being produced, financing and more.

• Dependent on several factors including the fees to be paid to the key talent including actors, writers, producers and directors, the location of the film, the cost of obtaining necessary licenses, financing, and more.

			• Dependent on several factors including weather conditions, availability and health of key talent, financing, labor issues, and more.	• Dependent on several factors including the level of editing required, the fees to be paid to the editor, financing, and more.

Distribution

The ultimate commercial success of any motion picture is dependent on its distribution.  Revenue for motion pictures is generally derived from the licensing of a motion picture: (i) to movie theatres for theatrical exhibition; (ii) to the hospitality industry and other businesses and entities for non-theatrical exhibition (e.g., viewing in airplanes, hotels, military bases and other facilities); (iii) to paid television systems (e.g., cable and satellite television systems); (iv) to commercial television networks; (v) to local commercial television stations; (vi) for reproduction for home video use (e.g., DVD’s, Blu-ray discs); and (vi) to online companies for internet streaming of the films.  Further, revenue may also be derived from product placement in a film and from the sale of “ancillary rights” to a motion picture for the manufacture and sale of books, published music, soundtrack albums and merchandise associated with the film.

The Company’s initial objective is to release its films in Asian (particularly Chinese) movie theatres shortly after production has been completed.  We intend to enter into arrangements with third parties to coordinate the printing of film copies so that our future films can be distributed to movie theater circuits throughout China.  Theatrical distribution of motion pictures involves licensing the right to exhibit motion pictures on a rental basis to movie theaters.  Generally, movie distributors and exhibitors (e.g., theaters) will enter into agreements whereby the exhibitor will retain a certain portion of the gross box office revenue from the film and the balance will be divided between the distributor and producer. Distributors and exhibitors must negotiate these agreements, the terms of which will vary significantly depending upon the quality and perceived value of the film, the costs of the production of the film, the cast and production crew that participated in the film, and the relative bargaining power of the parties.  We intend to enter into these distribution agreements during the post-production phase of production of a film.  In China, a typical agreement between a distributor and exhibitor provides for gross box office revenue to be divided in the following manner: 50 percent (50%) goes to the theater owner, 25 percent (25%) goes to the film studio that produced the film and 25 percent (25%) goes to the distributor.

The Company believes that a film’s success from Asian (Chinese) theatres will be a determining factor in the film's performance in other media markets including home video use, cable and free broadcast television and other media forms.  After the Company releases a film in theatres, it will then focus on the sale of home videos, DVD’s, Blu-ray discs and Internet streaming of the film.  A motion picture typically becomes available on home DVD or Blu-ray discs for purchase or rental by consumers approximately six months after its initial theatrical release.  With the advent of Netflix, Blockbuster, iTunes and Amazon’s Internet video streaming, the worldwide distribution of films is becoming easier and cheaper for small and independent film studios.  Following distribution for home use, the Company will then focus on licensing its films to other exhibitors (e.g., hotels, military, television systems and networks) and selling the ancillary rights to the films.  The distribution of a film generally takes two to three years to run through all the markets, from theatres to home video, and then to airlines, hotels, cable networks and syndicated television.

We will employ our best efforts to license our films in all available markets, initially throughout Asia, particularly China, and then throughout the world. The Company initially intends to obtain financing from this Offering to distribute our films and will seek additional funding, as needed, from investors, government grants and funds received from our friends, families, and acquaintances to finance the distribution of our films.  As of the date of this filing, the Company has not obtained any financing for the distribution of our future films and has received no firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our films.  Further, the Company has not entered into any negotiations or agreements with theaters or other exhibitors for the license of its future films in any media market nor has the Company entered into any arrangements for the printing of film copies to be distributed to movie theaters.  The Company anticipates devoting approximately $7,500 - $25,000 of the funds raised from this Offering, if any, to distribute its future films.

If the Company decides not to distribute a film ourselves due to funding, timing or other constraints, we will attempt to sell the film to a distribution company shortly after production has been completed.  The Company believes that it will produce films that are attractive to distributors because of the Company’s focus on action films which tend to have global appeal, especially amongst the movie going public.  The terms of the agreements between movie producers and distributors vary widely depending upon the perceived potential of a film and the relative bargaining strength of the parties. Agreements are generally structured so that the distributor retains a distribution fee based on a percentage of gross box office revenue and recoups the costs incurred in the distribution of the film (including costs of prints, advertising and promotion, shipping and accounting).  Other agreements will provide that the distributor pay a fixed amount for the rights to distribute the film.  It is not possible to predict with certainty the nature of the distribution arrangements, if any, that we may secure for our future motion pictures.  As of the date of this filing, we have not entered into any negotiations or agreements with any distributors for the distribution of our future films.

Marketing Strategy

Once the Company has developed and launched its website, the Company intends to execute a marketing strategy to increase exposure of the Company’s brand name by being visible in the independent film scene through social networking, attending industry events and networking with as many film entities and film industry personnel as possible, and promoting our Company and the types of films we are interested in producing.  The Company hopes to attend trade shows and film festivals around the world in order to meet key people within the independent film industry, cultivate strategic relationships with industry members, and create worldwide recognition of our name and eventually our future films.  We hope that by increasing the Company’s exposure and meeting key individuals within the industry, we can attract talented actors, writers, directors and producers to be part of our future films.

Initially, our sole officer and director will be responsible for executing our marketing strategy.  Subsequently, during the pre-production stage of production of our first film project, the Company will explore engaging a public relations firm to generate further publicity about the Company, the film we have selected to produce, and the actors, directors and others involved in producing the film. We believe that such publicity can increase the perceived value of the Company’s film to the general public, investors, major studios, potential exhibitors and more.  As of the date of this filing, the Company has not entered into any negotiations or agreements with a public relations firm.

The goal of hiring a marketing firm is to employ marketing strategies that will exploit both the macro and micro film-marketing environments. Traditional (macro) channels of marketing include promoting our future films through film festivals, trade publications, and television commercials in order to get our future films the best publicity that we can afford.  We also intend to utilize online (micro) marketing platforms to advertise our future films, such as promoting our future films through YouTube, Facebook, Twitter, LinkedIn, Google +, and other social media outlets to create a social buzz to reach our potential targeted audiences.

There are numerous potential markets for independently made films in today’s media rich and computer savvy society. People are now able to choose from a wide range of media forms to watch independent small budget films and can watch these films as easily as they could watch big budget blockbuster movies. Expanded distribution platforms such as cable and satellite television, DVD’s, Blu-ray discs, Video on Demand, smartphones, Internet movie sites and movie streaming, have also increased the marketing opportunities and exposure for independent pictures.  We intend to promote the Company and our future films through all potential markets to maximize our revenues and to become a well-known independent film producer and distributor within the industry.

The Company anticipates devoting approximately $10,000 - $35,000 of the funds raised from this Offering, if any, to hire a marketing firm to generate publicity for the Company’s future films and to increase the Company’s exposure within the industry. We will initiate our marketing strategy throughout Asia, particularly in China, and will subsequently pursue our marketing strategy throughout the world.

Competition

The movie industry is a highly competitive business.  Our greatest competition will be with major film studios, independent film studios and production and distribution companies.  We will compete for literary and film properties, actors, directors, producers and other creative and technical personnel, audience attraction, and distribution and marketing outlets, all of which will be essential to the success of our business.  Many of our future competitors are organizations of substantially larger size and capacity, with far greater financial and personnel resources, name recognition, marketing opportunities and longer operating histories than our company.  As a result, our future competitors may be able to acquire higher quality screenplays or films, attract more well-known and accomplished industry personnel, reach wider audiences, obtain greater financing, and negotiate more favorable business agreements than us.

Our primary competitors in the Chinese film production and distribution industries will include state-owned enterprises such as the China Film Group Corporation and privately owned companies such as Huayi Brothers. State-owned enterprises have historically dominated the Chinese film industry and continue to play a prominent role.  The largest state-owned film distributors in China include the China Film Group Corporation, Huaxia Film Distribution Co., Ltd. and Shanghai Film Group.  Moreover, two state-owned film distributors have the exclusive right to distribute the limited number of foreign films (mainly Hollywood blockbusters) that may be exhibited in China on a box-office revenue sharing basis.  Nonetheless, privately owned film distributors are increasingly capturing a sizeable share of the market for distribution of domestic films.

As an independent film production company, we will not likely have the backing of a major studio for production or distribution support. Consequently, we may not be able to complete a motion picture. If we do not complete a motion picture, we will not be able to make arrangements for exhibition in theaters or in any other media form.  In order to be competitive, we intend to create independent films of high quality comparable to that of major films and create films that appeal to a wide range of public taste in China, the greater Asian markets, and internationally. We believe that we will be able to keep our production costs low, as compared to major film studios and other production companies, by producing our films in China.  Our success will depend primarily on our ability to produce and distribute quality films that are popular with the public, which will be both unpredictable and susceptible to rapid change.  Thus, there can be no assurance of the economic success of any of our future films.

The “Independent Film” Industry

The U.S. motion picture industry produces many of the world's feature films and recorded television programs. The industry is dominated by several large studios, based mostly in Hollywood. However, with the increasing popularity and worldwide availability of cable television, digital video recorders, computer graphics and editing software, and the Internet, many small and medium-sized independent filmmaking companies have sprung up to fill the growing demand for entertainment content and to serve a large niche market that the major studios are either not interested in or are not able to participate in effectively.  As a result, the independent film industry is becoming more stable and has been consistently expanding over the last decade.  Our management believes that these trends will carry over to China as well, thereby allowing small flexible companies to gain a respectable market share by creating independent films that cater to a broad market.

With technology improving and becoming more accessible worldwide, films can be produced with lower costs, enabling more independent film producers to succeed in getting their films produced and released.  Digital technology has dramatically reduced the price of prints (copies of a film) making it significantly less expensive to display a film in multiple venues, giving digital filmmakers the same opportunities for exhibition as the major filmmakers.  Further, another major strength in the independent film industry is the new channels for film distribution via the Internet and Video-On-Demand.  These new channels of distribution give production companies the ability to distribute their own films directly on their websites thereby reaching a large global audience and increasing profit margins by eliminating certain distribution costs.  Additionally, with the development of social networks, independent filmmakers are now able to market their films at low costs through word-of-mouth, which can have a significantly large impact on attracting audiences.

Despite the major strengths that the independent film industry is currently experiencing, smaller, independent filmmakers often find it difficult to finance new productions and pay for a film's distribution because they must compete with large motion picture production companies for talent, equipment, available movie screens and other resources.  Additionally, as with the movie industry in general, a substantial number of independent films are not commercially successful for a variety of reasons, including but not limited to, a lack of audience or exhibitor acceptance, the economic recession, and insufficient capital.  Furthermore, despite the development of digital film, increased marketing and production costs are making films more expensive to produce.  The Company hopes to overcome these obstacles through its plan of operations and strict adherence to its expected budget and timeframe for completing its first film project.

The Chinese Film Industry

The Company has identified China and Asia as the primary target markets for its films and will concentrate its efforts on developing projects that capitalize on the massive opportunity that the Company believes the Chinese film market represents.  China’s film market is growing at a tremendous rate.  According to Forbes Magazine, China’s box office grew 64% in 2010 to $1.5 billion, on top of more than 40% growth the year before that, and the nation now has more than 6,200 movie screens, having added about 1,500 in one year alone.  There appears to be no sign of that growth slowing down as a number of Chinese players are racing to add theaters and make and market movies as they seek to build vertically integrated companies akin to Hollywood’s Studio System of the pre-war era.  Additionally, box office receipts are expected to pass the 2nd and 3rd largest markets, Japan and India, by the end of 2012, and could grow to as much as $7 billion by 2015, still a long way off from the U.S. and Canada’s take ($11 billion last year).  However, at this rate, the gap between China and the U.S. and Canada could narrow by the end of the decade.  (Gady Epstein.  “How to Invest in China’s Box Office Bonanza.” Forbes Magazine. February 9, 2011. Accessed February 22, 2012

<http://www.forbes.com/sites/gadyepstein/2011/02/09/how-to-invest-in-chinas-box-office-bonanza/>).

There are 16 major studios and 32 distribution companies in China. About 150 to 350 films are made in China each years, with an average cost of $300,000.  In the last decade, studios have suffered as a result of rising costs.  In the field of film distribution, there are about 300 distributors in Mainland China, wherein private companies hold 90% market share. The top 10 distributor companies include China Film Group, Shanghai Film Group, and Huayi Brothers which collectively occupy over 80% market share.  China Film Group alone controls more than half of all domestic film distribution in China.  Huayi Brothers is the most well-known comprehensive entertainment group in China and the most noted film production company as well.  Poly Bona is the largest professional film distribution company in China.  Enlight Pictures is one of China’s three major private film companies, investing in and distributing more than 15 mainstream movies every year. In terms of box-office receipts, Wanda Cinema is the largest cinema chain in China, making up around 16% of the Chinese film market.  The Company believes that due to the rise of film production in China, it is entering the Chinese film market at a highly advantageous time.

Intellectual Property Rights

The Company intends to establish and maintain intellectual property rights in the films that we produce and distribute.  We will rely upon copyrights of our films, trademarks in the names, logos and characters in the films, Internet/domain name statutes, and other intellectual property laws to protect our work.  We also intend to license our intellectual property rights to third parties, primarily in the films that we will distribute to movie theaters and other non-theatrical exhibitors.  We will also seek to exploit our film rights through distribution of films on broadcast television and cable networks, Internet and other forms of digital distribution, and through the sale of home video products, such as DVD’s and Blu-ray discs.  The Company will first seek to obtain intellectual property protection in China, and subsequently throughout Asia, the United States and other key territories.  However, effective intellectual property protection has historically been weaker in China than in more developed countries and it may be either unavailable or limited in other foreign territories.

There can be no assurance that our work will be successfully protected by the intellectual property we intend to obtain.  Policing the unauthorized use of film rights and related intellectual property is often difficult and even if such measures are taken, may not prevent infringement by unauthorized third parties.  Copyright protection is a serious problem in the film production, distribution and exhibition industries because of the ease in which films may be duplicated and distributed illegally.  Film piracy, including digital and Internet piracy, is prevalent across the entertainment industry and widespread in China and other Asian and Latin American countries to a greater extent than in the United States and Europe.

We will seek to limit the threat of intellectual property infringement and piracy through a combination of approaches that include deploying digital rights management technologies, pursuing legal sanctions for infringement and piracy under domestic and foreign laws and international treaties, and enhancing public awareness of the meaning and value of intellectual property and intellectual property laws through our future website and notices to be displayed in our films before the feature film is exhibited.

Regulations

This section sets forth a summary of the most significant regulations or requirements that affect our business activities in China. In accordance with the Chinese Regulations on Administration of Films which became effective on February 1, 2002 and the Interim Provisions on Business Access Qualification for Film Enterprises which became effective on November 10, 2004, production, distribution, import and exhibition of films are subject to licenses issued by the State Administration of Radio, Film and Television (the “SARFT”) of China, and/or its local counterparts.

New laws and regulations may be adopted in China from time to time that will require us to obtain certain licenses and permits. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future Chinese laws and regulations applicable to the film industry, including the film production, distribution, and exhibition businesses.

General Regulations on the Film Industry

Our core business will be independent film production within China, which will complement our peripheral film distribution business. Our operations in the film industry will mainly be regulated by the Film Administrative Regulations, or the Film Regulations, effective on February 1, 2002, the Interim Provisions on the Qualifications for a Film Enterprise's Access to Commencement of Operation, or the Film Enterprise Qualification Provisions, effective on November 10, 2004, the Provisions on the Filing of Film Scripts (Abstracts) and the Administration of Films, or the Film Filing Provisions, effective on June 22, 2006, the Regulations on the Sino-foreign Cooperation in Film Production, or the Sino-foreign Cooperation Regulations, effective on August 10, 2004, and other rules and regulations issued based on the foregoing regulations. Pursuant to those regulations, production, distribution, exhibition and import of films are subject to special licenses or approvals issued by the SARFT and/or its local counterparts as follows: (i) Film Production License (Multiple or Single Film), as applicable, for production of films in China; (ii) Film Distribution License for distribution of films; (iii) License for Sino-foreign Cooperation of Films for joint production of films by Chinese and foreign entities; (iv) License for Public Screening of Films for any film exhibited in, imported into or exported out of China; and (v) Film Exhibition License for exhibition of films and Certificate for Technical Qualification of Exhibition Equipment of Digital Film for exhibition of digital films.

The Company intends to obtain the licenses and/or approvals described above in items (i), (ii), and (iv) to produce, distribute and exhibit its future films in China.  The Company will be required to obtain the license described above in item (iii) only if it decides to jointly produce a film with a foreign entity, which the Company may decide to do in the future.  The Company will not be required to obtain the license described in item (v) as this license is required of film exhibitors only.  The foregoing licenses are described in greater detail below.  As of the date of this Filing, the Company has not obtained any of the foregoing licenses.

Regulations on Film Production

Pursuant to the Film Regulations and the Film Enterprise Qualification Provisions, production of films in China requires a Film Production License (Single Film or Multiple Films). The Film Production License (Single Film) is granted on a film-by-film basis and will expire after the exhibition of the film. A company will not be qualified for a Multiple Film Production License unless it has produced two or more films under the Single Film Production License. A Film Production License is subject to inspection by the SARFT every two years. In practice, the SARFT issues Film Production Licenses with an effective term of two years and the application for extension of the term must be made to the SARFT before expiration of the term. An approved film producer may produce film(s), make copies of, distribute within China and export film(s) produced by it subject to the applicable laws and regulations. In accordance with Chinese copyright law, effective June 1, 1991 and the latest amendment on February 26, 2010, film producers now own copyrights to the films produced by them, while playwrights, directors, cinematographers, lyricists, composers and other authors enjoy the right of authorship and are entitled to receive remuneration pursuant to the contract entered into with the producers. Authors of the film scripts, musical works and other works that are included in a film and that can be separately exploited are entitled to exercise their copyrights to such works independently.

Under the Film Regulations and the Sino-foreign Cooperation Regulation, no organizations or individuals from abroad may independently make films within China, and cooperation between a Chinese entity and a foreign entity in film production inside or outside China is subject to the approval of the SARFT on a film-by-film basis. Only Chinese producers with a Film Production License may cooperate with foreign producers on a film’s production. Sino-foreign cooperation in film production include the following models: (i) Joint Production whereby Chinese and foreign parties jointly invest in and produce films, and share profits and risks; (ii) Co-production through synergy, whereby the investments are made by the foreign parties, the films are shot in China and the Chinese parties are responsible for providing equipment, services, facilities or other assistance for a fee; and (iii) Co-production through commission, whereby the Chinese party is entrusted by a foreign party to shoot films in China. Approval by the SARFT will be evidenced by a License for Sino-foreign Cooperation in Film Production for Joint Production model or an approval certificate for the other two models. The License for Sino-foreign Cooperation in Film Production has an effective term of two years.

As of the date of this Filing, the Company has not obtained a Single Film Production License to produce films. Further, the Company has not obtained a License for Sino-foreign Cooperation in Film Production but may do so depending on whether the Company receives investments from or co-produces a film(s) with foreign parties.

Regulations on the Distribution of Films

Pursuant to the Film Regulations and the Film Enterprise Qualification Provisions, distribution of films in two or more provinces, autonomous regions, and/or municipalities directly under the central government requires a Film Distribution License issued by the SARFT and distribution of films within one province, autonomous region, and/or municipality directly under the central government may be approved by the local counterpart of the SARFT in such region at the provincial level. Film Distribution Licenses issued by the SARFT are subject to inspection by the SARFT every two years and those issued by the local counterparts of the SARFT at the provincial level are subject to inspection annually. In practice, the SARFT issues Film Distribution Licenses with an effective term of two years and application for extension of the term must be made to the SARFT before expiration of the term.  Film distributors may not distribute any film that has not received a License for Public Screening of Films. Under current Chinese regulations, film distributors must distribute films to theater circuits instead of individual movie theaters.

As of the date of this Filing, the Company has not obtained a Film Distribution License to distribute films, however, the Company intends to obtain a Film Distribution License issued by the SARFT for distribution of films in two or more provinces, autonomous regions, and/or municipalities directly under the central government.

Regulations on Foreign Investment in Film-related Enterprises

Foreign investment in film companies is restricted or prohibited under Chinese law. Pursuant to Certain Opinions on Foreign Investment in Culture Industry which became effective on July 6, 2005, the Catalogue for the Guidance of Foreign Investment Industries (Amended in 2007), the Interim Provisions on Foreign Investments in Cinemas effective on January 1, 2004 and its two supplementary regulations, the Supplementary Regulation to the Film Enterprise Qualification Provisions, foreign investors are prohibited from holding any equity interest in any Chinese film production company, distribution company or theater circuit; foreign investments in movie production projects are restricted, and such investments may only take the form of Sino-foreign cooperative joint ventures; foreign investors may not hold more than 49% of the equity interests in any Chinese movie theater company. Notwithstanding the foregoing, "Hong Kong or Macau service providers" are allowed to set up wholly foreign owned enterprises engaged in film distribution or exhibition. "Hong Kong or Macau service providers" refer to Hong Kong or Macau citizens or entities incorporated under Hong Kong or Macau law and having similar business operations in Hong Kong or Macau as the business that they intend to conduct in China.

If the Company seeks financing from foreign investors, we will need to do so through a Sino-foreign cooperative joint venture and accordingly, obtain a License for Sino-foreign Cooperation in Film Production.

Regulations on Film Exhibition

Pursuant to the Film Regulations, the establishment of a film exhibitor is subject to the approval of the local film administration authority at the county or municipal level and a Film Exhibition License will be issued to the successful applicant. The Film Exhibition License is subject to annual inspection of the issuing authority. Exhibition of digital films further requires a Certificate for Technical Qualification of Exhibition Equipment of Digital Films.  Movie theaters may not exhibit any film that has not received a License for Public Screening of Films. Movie theaters are required to exhibit domestic films for at least two thirds of the total exhibition time every year.

The Company will not be required to obtain a Film Exhibition License as this license applies only to exhibitors.  However, the Company will need to obtain a License for Public Screening of Films for exhibitors to exhibit the Company’s future films.

Scripts and Film Examination System

Films and film scripts are subject to examination and approval by the SARFT and/or its local counterparts.

In accordance with Film Filing Provisions and circulars issued by the SARFT, film scripts, abstracts and films are subject to filing requirements and censorship. Film producers must file film abstracts of film scripts with the SARFT and/or its provincial counterparts before filming. Upon completion of production, film producers must apply for examination of such films by the SARFT and/or its local counterparts at the provincial level. Importers must apply for the examination and approval of foreign films to be imported. Films passing the examination will be granted a License for Public Screening of Films by the SARFT and may be distributed, exhibited, imported into or exported out of China. The SARFT may at its own discretion and under special circumstances, terminate distribution and exhibition of films that have already received Licenses for Public Screening of Films or require editing of such films first.

As of the date of this Filing, the Company has not filed any film abstracts of film scripts with the SARFT, but will be required to do so to obtain a License for Public Screening of Films.

Regulations on Film Import and Export

Pursuant to the Film Regulations, import of foreign films can only be conducted by entities designated by the SARFT. Currently, China Film Group Film Import & Export Corporation is the only entity designated to import foreign films into China. Imported foreign films can then only be distributed in China by the entities designated by the SARFT and currently China Film Group Film Distribution & Exhibition Corporation and Huaxia Film Distribution Co., Ltd. are the only two entities allowed to distribute imported foreign films. When a film is imported for public exhibition, it shall be submitted to the film censorship authority for censorship prior to its import. For a film that is submitted to the film censorship authority for censorship, the importer of the film usually presents the customs authorities with the approval for temporary import issued by the SARFT.

A film that has been imported on a temporary basis and passed the censorship and for which the License for Public Screening of Films and approval for import have been issued, the film importer typically presents the approvals to customs authorities. Under Appendix 9 of the Protocol on the Accession of the People's Republic of China to the World Trade Organization, China has agreed to import 20 box-office films for theatrical release each year, without prejudice to compliance with China's regulations on the administration of films. Chinese-language films produced by film producers established under laws of Hong Kong or Macau are not subject to the foreign film quota limitation, provided that 75% or more of the interests in the copyright of such films are owned by the film producers established under Hong Kong or Macau law and 50% or more of the members of the production team are Hong Kong or Macau citizens. Films that are produced by film producers established under Hong Kong law and meeting these requirements will not be subject to the quota restrictions imposed on the exhibition time between imported films and domestic films. However, such films are deemed to be foreign films for the purposes of import and distribution procedures.

Chinese film producers must receive a License for Public Screening of Films to export films produced by themselves or jointly with foreign entities. Exhibition of domestic films in overseas film exhibitions and film festivals must also be approved by the SARFT.

The Company plans to obtain a License for Public Screening of Films in order to export its films internationally.  At this stage of its development, the Company does not plan to import films into China.

Regulations on Advertising Relating to Film Industry

Currently only a few regulations have been issued specifically for the administration and regulation of pre-screening advertising, including the Circular on Strengthening of Administration of Pre-screening Advertising effective on June 25, 2004 and the Circular on Further Regulation of Pre-screening Advertising effective on February 10, 2009. Pursuant to those regulations, consent of the copyright owner of the film is needed for placing pre-screening advertisements before the screening of the relevant film; no entities including film distributors and exhibitors can delete or replace any pre-screening advertisement without consent of the relevant film copyright owner. In addition, pre-screening advertisements shall be displayed before the License for Public Screening of Films. Violation of those regulations may result in public condemnation or, in case of serious violation, suspension of supply of films or suspension of exhibition.

The Company intends to obtain a license for Public Screening of Films and will be subject to these regulations on advertising.

Anticipated Milestones

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our company.  All expected dates that are proposed within the following milestone descriptions assume that we have received a Notice of Effectiveness from the SEC and have completed this Offering.   If the maximum amount of funds is generated from this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If 75%, 50% or 20% of the offered shares are sold under this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to nine, six and two to three months, respectively.

▪

Hire a Website Developer to Create Company Website – Target time frame: 0 to 2 months from the completion of this Offering. We intend to hire a website developer to create a secure website for the Company through which independent writers can submit ideas, screenplays and films to the Company.  Our intended website will be built with encryption and authentication technology to protect personal and confidential information transmitted to us through the website.  Further, we intend to retain the website developer to provide ongoing technical support to our website.  We have not secured a website developer as of the date of this filing.  If 100% of the offered shares are sold under this Offering, we will allocate $10,000 to the development of our proposed website.  If 75%, 50%, or 20% of the offered shares are sold under this Offering, we will allocate $7,500, $5,000 or $500, respectively, to the development of our proposed website.  We believe that $500 should be enough to create a very basic website through which independent writers may submit their ideas or screenplays to the Company.

▪

Enter Into Development and Finance Stage of Production for First Film Project (or Package Film Project to Sell to a Third Party Producer) – Target time frame:  1 to 3 months from the completion of this Offering.  The Company will begin to review ideas, screenplays and films submitted to us through our website from independent writers and will select a project that we would either like to produce ourselves or license or sell to a third party producer.  If the Company decides to produce the film, we will need to acquire the motion picture rights to the literary property from the author or an option to such rights as well as obtain financing.  Initially, our sole officer and director will be responsible for reviewing projects submitted to the Company and obtaining financing through a variety of sources.  Until the Company has selected a film to produce and begun the production process including creating a budget and selecting the actors, producers and directors to help make the film, we cannot accurately determine our estimated costs for each phase of production.  Nonetheless, if 100% of the offered shares are sold under this Offering, we will budget a total of $100,000 for the entire four phases of production.  If 75%, 50%, or 20% of the offered shares are sold under this Offering, we will budget a total of $70,000, $45,000 and $4,500, respectively, for the entire four phases of production.  If only 20% of the offered shares are sold, we may not be able to produce an entire film.

▪

Enter Into Pre-Production Stage of Production for First Film Project – Target time frame: 3 to 6 months from the completion of this Offering.  During the pre-production stage, the Company will hire the key talent for the film including the cast, directors, producers and editors, prepare a budget for the film, prepare a filming schedule, and secure the film location.  Additionally, the Company will collaborate with CFCC to obtain all necessary licenses and to address other regulatory matters required to produce and distribute films.  The anticipated costs of completing the pre-production stage are included in the total production budget of approximately $4,500 - $100,000, depending upon the number the number of shares sold under this Offering.

▪

Hire Marketing Firm – Target time frame: 4 to 5 months from the completion of this Offering. During the pre-production stage of production, we will hire a marketing firm full-time to generate publicity about the Company, the film that we are then actively producing, and the actors, directors and others involved in producing the film.  The marketing firm that we intend to hire will utilize traditional and online forms of marketing.   We will initiate our marketing strategy throughout Asia, particularly in China, and will subsequently pursue our marketing strategy throughout the world.  If 100% of the offered shares are sold under this Offering, we will budget $35,000 for a marketing firm to promote our company and film.  If 75%, 50% or 20% of the offered shares are sold under this Offering, we will budget $25,000, $10,000 or $0, respectively, for marketing.  If only 20% of the offered shares are sold, we will not be able to hire a marketing firm.

▪

Enter Into Principal Photography Stage of Production for First Film Project – Target time frame:  5 to 8 months from the completion of this Offering.  The principal photography stage of production involves the actual filming of the motion picture.  The anticipated costs of completing the pre-production stage are included in the total production budget of approximately $4,500 - $100,000, depending upon the number the number of shares sold under this Offering.

▪

Enter Into Post-Production Stage of Production for First Film Project – Target time frame:  9 to 12 months from the completion of this Offering.  The post-production stage involves editing the film, adding sound, music, and special effects and bringing the film to completion.  The anticipated costs of completing the pre-production stage are included in the total production budget of approximately $4,500 - $100,000, depending upon the number the number of shares sold under this Offering.

▪

Enter Into Licensing Agreements with Movie Theaters for the Distribution of First Film Project (or Enter Into Distribution Agreement with Third Party Distributor) – Target time frame:  12 months from the completion of this Offering.  Shortly after production of our first film project has been completed, we intend to enter into licensing agreements with movie theatres in Asia, particularly China, for the exhibition of our film.  If we decide not to distribute our film ourselves, we intend to enter into distribution agreements with third party distributors to distribute our film. Until the Company has produced a completed film, we cannot accurately determine our estimated costs for distributing our films to movie theatres for exhibition.  Nonetheless, if 100% of the offered shares are sold under this Offering, we will budget a total of $25,000 for the entire distribution phase of our business plan.  If 75%, 50%, or 20% of the offered shares are sold under this Offering, we will budget a total of $17,500, $7,500 and $0, respectively, for the entire distribution phase.  If only 20% of the offered shares are sold, we will not be able to distribute our film and will attempt to sell our film to a distribution company shortly after production has been completed.

▪

Enter Into Licensing Agreements with Non-Theatrical Exhibitors for the Distribution of First Film Project – Target time frame:  18 months from the completion of this Offering.  After the Company releases its first film project in movie theatres, it will then focus on licensing rights to the film for non-theatrical exhibition including home use exhibition through the sale of DVD’s, Blu-ray discs and Internet streaming of the film, and other exhibitors (e.g., hotels, military, television systems and networks) and selling the ancillary rights to the films. The anticipated costs of this milestone are included in the total distribution budget of approximately $0 - $25,000, depending upon the number the number of shares sold under this Offering.  If only 20% of the offered shares are sold, we will not be able to distribute our future film to non-theatrical exhibitors or license our film for use with other media forms.

There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart set forth on page 15. Any such change in the use of proceeds would be restricted to a proportionate reduction in funds allocated to each specific item listed in the “Use of Proceeds” chart, and would not differ materially from the chart. To the extent our Offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Employees and Consultants

Currently, Edmund Kam Cheong Leong, our sole officer and director devotes approximately 20 to 30 hours a week of his time to our operations. We currently have no other employees. We also may frequently use third party consultants to assist in the completion of various projects. Third parties will be instrumental to keep the development of projects on time and on budget.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF FTL VENTURES CORP. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Revenues

For the period from October 7, 2011 (date of inception) to January 31, 2012, the Company did not earn any revenues.

Operating Expenses

Three months ended January 31, 2012

For the three months ended January 31, 2012, the Company incurred $24,996 of operating expenses comprised of $21,800 in professional fees relating to accounting, audit, and legal fees with respect to the Company’s S-1 registration process, $3,000 for management fees owed to the President and Director of the Company at a rate of $1,000 per month, and $196 of general and administrative costs.

For the three months ended January 31, 2012, the Company had a net loss of $25,374.  In addition to operating expenses noted above, the Company also incurred interest expense of $378 relating to accrued interest on the $15,000 note payable which is unsecured, due interest at 10% per annum, and due on demand.

Period from October 7, 2011 (date of inception) to October 31, 2011

For the period from October 7, 2011 (date of inception) to October 31, 2011, the Company incurred $16,749 of operating expenses comprised of $11,165 in professional fees for legal services relating to the Company’s incorporation and start-up costs, $3,000 for management fees to the President and Director of the Company, and $2,584 of general and administrative costs relating to incorporation costs incurred by the Company.

As at October 31, 2011, the Company had a net loss of $17,226.  In addition to operating expenses, the Company also incurred $477 of interest expense relating to interest accrued on notes payable of $15,000 that is unsecured, due interest at 10% per annum, and due on demand.

LIQUIDITY AND CAPITAL RESOURCES

January 31, 2012

As at January 31, 2012, the Company has a total asset balance of $1,800 and total liabilities of $44,400.  Liabilities are comprised of $23,400 of accounts payable and accrued liabilities owed primarily for outstanding professional fees relating to the S-1 registration process, $15,000 of note payable owed to President and Director of the Company which is unsecured, bears interest at 10% per annum, and due on demand, and $6,000 owing to the President and Director of the Company for management fees.  As at January 31, 2012, the Company recorded $855 of accrued interest relating to the note payable.

October 31, 2011

As at October 31, 2011, the Company has a cash and total asset balance of $6,251 and total liabilities of $23,477.  Liabilities are comprised of $5,000 owing to the legal counsel, $15,000 of note payable owed to President and Director of the Company which is unsecured, bears interest at 10% per annum, and due on demand, and $3,000 owing to the President and Director of the Company for management fees.  As at October 31, 2011, the Company recorded $477 of accrued interest relating to the note payable.

Cashflows from Operating Activities

Three months ended January 31, 2012

During the three months ended January 31, 2012, the Company used cash of $6,251 for operating activities, which comprised of payments for general and administrative costs and outstanding amounts owing for professional fees incurred by the Company during the S-1 registration process.

Period from October 7, 2011 (date of inception) to October 31, 2011

During the period from October 7, 2011 (date of inception) to October 31, 2011, the Company has used cash of $8,749 for operating activities, including $5,000 for professional fees, $477 for accrued interest on related-party loan, and $3,000 due to related-party for start-up costs.

Cashflows from Investing Activities

During the period from October 7, 2011 (date of inception) to January 31, 2012, the Company did not engage in any investing activities.

Cashflows from Financing Activities

Three months ended January 31, 2012

During the three months ended January 31, 2012, the Company did not have any financing activities.

Period from October 7, 2011 (date of inception) to October 31, 2011

During the period from October 7, 2011 (date of inception) to October 31, 2011, the Company received cash flow of $15,000 from financing activities relating to the issuance of the note payable to a related party which was unsecured, due interest at 10% per annum, and due on demand.

As at January 31, 2012, substantial doubt exists about the Company’s ability to continue as a going concern because the Company has earned no amounts of revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $42,600 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer.  Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Leong, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Edmund Kam Cheong Leong	48	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Edmund Kam Cheong Leong – Mr. Edmund Leong is a entrepreneur and venture capitalist currently residing in Hong Kong SAR China who has been developing and managing companies since 1997.  In 2007, with the assistance of thirteen investment banking associates, he founded as President, Fortune Capital Management Ltd (HK). Fortune Capital Management, through its global network of professionals, management expertise and access to capital, provides investment banking services (e.g. corporate financings, Initial Public Offerings, secondary offerings, private equity, mergers & acquisitions, valuations) to a variety of industries in China.  Mr. Leong recognized that China’s developing and growing economy presented an abundant and varied array of business opportunities.  From 2007 to 2010, Mr. Leong and Fortune Capital Management consulted with the local Chinese government on the Dongzhou International Terminal, a project specializing in the shipping and storage of petro-chemicals.  Fortune Capital Management also consulted on the acquisition of the terminal by the Hans Energy Company (554:HK), a public company listed on the Hong Kong Stock Exchange. Mr. Leong has continued to work for Fortune Capital Management, Mr. Leong and Fortune Capital Management have been working with foot wear manufacturer Quanshou Baofeng Shoes Company Ltd. (1121:HK) on a secondary financing.  Mr. Leong’s passion for entrepreneurial opportunities has led him to FTL Ventures Corp. to capitalize on the expanding Chinese entertainment industry.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the period ended January 31, 2012 and for the fiscal year ended October 31, 2011 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Edmund Kam Cheong Leong	Chairman, CEO and President	Jan. 31, 2012	3,000	-0-	-0-	-0-	-0-	-0-	-0-	3,000
		Oct. 31, 2011	3,000	-0-	-0-	-0-	-0-	-0-	-0-	3,000

Notes to Summary Compensation Table:

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Edmund Kam Cheong Leong, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Edmund Kam Cheong Leong, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Leong collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Leong unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at April 30, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of April 30, 2012, we had 6,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Edmund Kam Cheong Leong Unit 2801, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong	6,500,000	100%

	Total	6,500,000	100%

(1)           Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 30, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 6,500,000 shares of its Common Stock, $0.001 par value per share, to Edmund Kam Cheong Leong as founders’ shares as consideration for Mr. Leong’s pre-incorporation services to the Company including the incorporation of our Company, organization of our business, design of our business model, and oversight of the Company’s finances. As a result, Mr. Leong owns 100% of the issued and outstanding common shares of the Company.

Further, Mr. Leong provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended October 31, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Edmund Kam Cheong Leong, our President and Chief Executive Officer.

FTL Ventures Corp.

(A Development Stage Company)

Condensed Financial Statements

(Expressed in US dollars)

For the period ended January 31, 2012

Balance Sheets	F–2

Statements of Operations	F–3

Statements of Cash Flows	F–4

Notes to the Financial Statements	F–5

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Balance Sheets

(Expressed in US dollars)

	January 31, 2012 $	October 31, 2011 $

ASSETS

Cash	–	6,251
Prepaid expenses	1,800	–

Total Assets	1,800	6,251

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	23,400	5,477
Accrued compensation	6,000	3,000
Notes payable – related party	15,000	15,000

Total Liabilities	44,400	23,477

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 50,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares

	–	–

Common Stock Authorized: 500,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 6,500,000 common shares

	6,500	6,500

Additional paid-in capital	(6,500)	(6,500)

Accumulated deficit during the development stage	(42,600)	(17,226)

Total Stockholders’ Deficit	(42,600)	(17,226)

Total Liabilities and Stockholders’ Deficit	1,800	6,251

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Statements of Operations

(Expressed in US dollars)

	For the three months ended January 31, 2012 $	For the period from October 7, 2011 (Date of Inception) to January 31, 2012 $

Revenues	–	–

Operating Expenses

General and administrative	196	2,780
Management fees	3,000	6,000
Professional fees	21,800	32,965

Total Operating Expenses	24,996	41,745

Net loss before other expenses	(24,996)	(41,745)

Other Expenses

Interest expense	(378)	(855)

Net Loss	(25,374)	(42,600)
Net Earnings per Share – Basic and Diluted	–	–
Weighted Average Shares Outstanding – Basic and Diluted	6,500,000	–

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Statements of Cashflows

(Expressed in US dollars)

	For the three months ended January 31, 2012 $	For the period from October 7, 2011 (Date of Inception) to January 31, 2012 $

Operating Activities

Net loss for the period	(25,374)	(42,600)

Changes in operating assets and liabilities:

Prepaid expenses	(1,800)	(1,800)
Accounts payable and accrued liabilities	17,923	23,400
Accrued compensation	3,000	6,000

Net Cash Provided By (Used In) Operating Activities	(6,251)	(15,000)

Financing Activities

Proceeds from notes payable – related party	–	15,000

Net Cash Provided by Financing Activities	–	15,000

Increase (decrease) in Cash	(6,251)	–

Cash – Beginning of Period	6,251	–

Cash – End of Period	–	–

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

FTL Ventures Corp. (the “Company”) was incorporated in the state of Nevada on October 7, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of January 31, 2012, the Company has not recognized any revenue, and has an accumulated deficit of $42,600. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is October 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of January 31, 2012, the Company did not have any potentially dilutive shares.

FTL VENTURES CORP.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

a)

On July 8, 2011, the Company issued a $15,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, bears interest at 10% per annum, and is due on demand. As at January 31, 2012, the Company recorded accrued interest of $855 in accounts payable and accrued liabilities.

b)

During the periods ended January 31, 2012 and October 31, 2011, the Company incurred $3,000 and $3,000, respectively, of management fees payable to the President and Director of the Company. The resulting compensation expense is included in accrued compensation of $6,000 and $3,000 at January 31, 2012 and October 31, 2011, respectively.

4.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

FTL Ventures Corp.

(A Development Stage Company)

Condensed Financial Statements

(Expressed in US dollars)

For the period ended October 31, 2011

Report of Independent Registered Public Accounting Firm	F–8

Balance Sheets	F–9

Statements of Operations	F–10

Statements of Cash Flows	F–11

Statements of Stockholders’ Equity	F–12

Notes to the Financial Statements	F–13

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FTL Ventures Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of FTL Ventures Corp. as October 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on October 7, 2011 through October 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of FTL Ventures Corp. as of October 31, 2011, and the results of their operations and their cash flows from inception on October 7, 2011 through October 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $17,226 as of October 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 1, 2012

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Balance Sheet

(Expressed in US dollars)

October 31, 2011 $

ASSETS

Cash	6,251

Total Assets	6,251

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	5,477
Accrued compensation	3,000
Notes payable – related party	15,000

Total Liabilities	23,477

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 50,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares

–

Common Stock Authorized: 500,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 6,500,000 common shares

6,500

Additional paid-in capital	(6,500)

Accumulated deficit during the development stage	(17,226)

Total Stockholders’ Deficit	(17,226)

Total Liabilities and Stockholders’ Deficit	6,251

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Statement of Operations

(Expressed in US dollars)

For the period from October 7, 2011 (Date of Inception) to October 31, 2011 $

Revenues	–

Operating Expenses

General and administrative	2,584
Management fees	3,000
Professional fees	11,165

Total Operating Expenses	16,749

Net loss from operations	(16,749)

Other Expenses

Interest expense	(477)

Net Loss	(17,226)
Net Earnings per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	6,500,000

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Statement of Cashflows

(Expressed in US dollars)

For the period from October 7, 2011 (Date of Inception) to October 31, 2011 $

Operating Activities

Net loss for the period	(17,226)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	5,477
Accrued compensation	3,000

Net Cash Used In Operating Activities	(8,749)

Financing Activities

Proceeds from issuance of notes payable – related party	15,000

Net Cash Provided by Financing Activities	15,000

Increase in Cash	6,251

Cash – Beginning of Period	–

Cash – End of Period	6,251

Non Cash Investing and Financing Activities

Issuance of founders’ shares	6,500

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Condensed Statement of Stockholders’ Deficit

From October 7, 2011 (Date of Inception) to October 31, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – October 7, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	6,500,000	6,500	(6,500)	–	–

Net loss for the period	–	–	–	(17,226)	(17,226)

Balance – October 31, 2011	6,500,000	6,500	(6,500)	(17,226)	(17,226)

(The accompanying notes are an integral part of these condensed financial statements)

FTL VENTURES CORP.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

FTL Ventures Corp. (the “Company”) was incorporated in the state of Nevada on October 7, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of October 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $17,226. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is October 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of October 31, 2011, the Company did not have any potentially dilutive shares.

FTL VENTURES CORP.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes.  The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of October 31, 2011, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in tax expense. During the period ended October 31, 2011, there were no charges for interest or penalties.

FTL VENTURES CORP.

(A Development Stage Company)

Notes to the Condensed Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Related Party Transactions

a)

On July 8, 2011, the Company issued a $15,000 promissory note to the president of the Company. Under the terms of the note, the amount is unsecured, bears interest at 10% per annum, and is due on demand. As at October 31, 2011, the Company recorded accrued interest of $477 in accounts payable and accrued liabilities.

b)

During the period ended October 31, 2011, the Company incurred $3,000 of management fees payable to the President and Director of the Company. The resulting compensation expense is included in accrued compensation of $3,000 at October 31, 2011.

4.

Common Shares

On October 7, 2011, the Company issued 6,500,000 common shares as founders’ shares to the President and Director of the Company.

5.

Income Taxes

The Company has $17,226 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at October 31, 2011, the Company had no uncertain tax positions.

October 31, 2011 $

Net loss before taxes	(17,226)
Statutory rate	34%

Computed expected tax recovery	5,857
Valuation allowance	(5,857)

Income tax provision	–

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

FTL VENTURES CORP.

Unit 2801, Bank of America Tower

12 Harcourt Road

Central, Hong Kong

(852) 2615-1107

6,250,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_______________, 2012

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$28.65
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,028.65*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 30, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 6,500,000 shares of its Common Stock, $0.001 par value per share, to Edmund Kam Cheong Leong as founders’ shares as consideration for Mr. Leong’s pre-incorporation services to the Company. As a result, Mr. Leong owns 100% of the issued and outstanding common shares of the Company.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of FTL Ventures Corp.(1)
3.2	Bylaws of FTL Ventures Corp. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and Edmund Kam Cheong Leong (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of May, 2012.

FTL VENTURES CORP.

By:	/s/ Edmund Kam Cheong Leong
Name:	Edmund Kam Cheong Leong
Title:	President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edmund Kam Cheong Leong, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of FTL Ventures Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Edmund Kam Cheong Leong Edmund Kam Cheong Leong	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	May 8, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of FTL Ventures Corp. (1)
3.2	Bylaws of FTL Ventures Corp. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Promissory Note between the Company and Edmund Kam Cheong Leong (1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.